Exhibit 99.1

Financial Contact: Sarah Cook Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q4 & Full Year 2025 Financial Results and Provides Outlook for Q1 2026

Fourth Quarter Revenues from Continuing Operations Increased 14% on a Year over Year Basis to $162 million,
Exceeding the High End of our Guided Range

Full Year Revenues from Continuing Operations Increased 7% on a Year over Year Basis

Fourth Quarter Net Cash from Operations was $47 million, Exceeding the High-End of the Guided Range

Full Year Net Cash from Operations of $114 million or 19.2% of Revenues

ITASCA, Ill., February 5, 2026 — Knowles Corporation (NYSE: KN), a leading manufacturer of specialty electronic components, including high performance capacitors, radio frequency ("RF") filters, advanced medtech microphones, and balanced armature speakers, today announced results for the quarter and full year ended December 31, 2025.

“We finished 2025 with fourth quarter revenues and cash provided by operating activities exceeding the high end of our guided range, and non-GAAP diluted EPS from continuing operations above the mid-point of our guided range. We are executing on our strategy and delivered full year revenue growth of 7%, exceeding the high end of our five-year organic growth target. Our full year cash provided by operating activities was robust as we generated $114 million or 19.2% of revenues allowing us to further reduce our debt and continue to buy back shares,” commented Jeffrey Niew, President, and CEO of Knowles.

“With revenue growth accelerating in the back half of 2025 and margins expanding year over year in the fourth quarter, we've entered 2026 with strong momentum. This is supported by a strong backlog of existing orders and new design wins expected to go into full production. This gives me confidence in our ability to achieve another year of strong revenue and earnings growth,” Mr. Niew continued.

Knowles completed its transformation into a high margin Industrial Technology company with the sale of the Consumer MEMS Microphone business in December of 2024. The remaining core portfolio of assets are well positioned to deliver revenue growth with margin expansion in 2026 and beyond. “I am excited about the opportunities we have in front of us as we continue to leverage our unique technologies, creating custom products through our customer application intimacy, and then scaling into production with our world class operational capabilities for end markets with strong secular growth trends. With this powerful combination, I remain confident in our ability to drive significant value for our shareholders,” stated Mr. Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations,* with the exception of Net cash provided by operating activities (in millions, except per share data):

	Q4-25	Q3-25	Q4-24	FY-25	FY-24
Revenues	$162.2	$152.9	$142.5	$593.2	$553.5
Gross profit	$72.5	$69.9	$60.9	$256.3	$234.8
(as a % of revenues)	44.7%	45.7%	42.7%	43.2%	42.4%
Non-GAAP gross profit	$73.5	$70.7	$62.9	$263.7	$245.4
(as a % of revenues)	45.3%	46.2%	44.1%	44.5%	44.3%
Diluted earnings per share**	$0.29	$0.21	$0.12	$0.58	$0.26
Non-GAAP diluted earnings per share	$0.36	$0.33	$0.27	$1.11	$0.92
Net cash provided by operating activities	$47.2	$29.1	$35.1	$114.0	$130.1

* Continuing operations excludes the results of the Consumer MEMS Microphones reporting business, which was divested in December 2024.

** Current period results include $0.06 per share in stock-based compensation expense, $0.04 per share in intangibles amortization expense, $0.02 per share for differences related to the GAAP effective tax rate excluded from non-GAAP results, $0.01 per share in restructuring charges, and $0.01 per share in production transfer costs, partially offset by $0.07 per share in dividend income.

First Quarter 2026 Outlook
The forward-looking guidance for the quarter ending March 31, 2026 on a continuing operations basis, with the exception of Net cash provided by operating activities, is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues from continuing operations	$143 to $153 million	—	$143 to $153 million
Diluted earnings per share from continuing operations	$0.09 to $0.13	$0.13	$0.22 to $0.26
Net cash provided (used) by operating activities	$(5) to $5 million	—	$(5) to $5 million

Q1 2026 GAAP results from continuing operations are expected to include approximately $0.09 per share in stock-based compensation expense and $0.04 per share in intangibles amortization expense. These items are excluded from non-GAAP results.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 596-4144 (United States) or (646) 968-2525 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 12, 2026 at (800) 770-2030 (United States) or (609) 800-9909 (International). The conference ID is 8193117 followed by # key.

About Knowles
Knowles is a leading manufacturer of specialty electronic components. We design parts that perform unique, critical functions for innovative technologies. Through extreme reliability, custom engineering, and scalable manufacturing, we enable businesses to succeed in the most demanding applications across medtech, defense, and industrial markets.

Our high-performance capacitors, RF microwave filters, advanced medtech microphones, balanced armature speakers, and miniaturization products enable and enhance the performance of technologies with the power to change, improve, and save lives. Founded in 1946 and headquartered in Itasca, Illinois, Knowles has grown into a global organization with employees spanning 11 countries.

For more information, please visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this presentation are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; risks associated with increasing our inventories in advance of anticipated orders by customers; escalating international trade tensions, new or increased tariffs and trade wars among countries; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber-attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; global economic instability, including due to inflation, rising interest rates, or the impacts of geopolitical uncertainties; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2025

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Revenues	$162.2	$152.9	$142.5
Cost of goods sold	89.6	82.8	81.1
Restructuring charges - cost of goods sold	0.1	0.2	0.5
Gross profit	72.5	69.9	60.9
Research and development expenses	10.5	10.0	10.3
Selling and administrative expenses	35.7	34.0	35.2
Restructuring charges	0.5	0.1	—
Operating expenses	46.7	44.1	45.5
Operating earnings	25.8	25.8	15.4
Interest expense, net	1.8	2.3	3.4
Dividend income	(6.2)	—	—
Other expense (income), net	0.6	1.2	(1.7)
Earnings before income taxes and discontinued operations	29.6	22.3	13.7
Provision for income taxes	4.1	4.3	3.3
Earnings from continuing operations	25.5	18.0	10.4
(Loss) earnings from discontinued operations, net	(4.5)	(0.6)	8.1
Net earnings	$21.0	$17.4	$18.5

Earnings per share from continuing operations:
Basic	$0.30	$0.21	$0.12
Diluted	$0.29	$0.21	$0.12

(Loss) earnings per share from discontinued operations:
Basic	$(0.05)	$(0.01)	$0.09
Diluted	$(0.05)	$(0.01)	$0.09

Net earnings per share:
Basic	$0.25	$0.20	$0.21
Diluted	$0.24	$0.20	$0.21

Weighted-average common shares outstanding:
Basic	85.2	85.8	88.0
Diluted	87.5	87.3	89.4
.

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2025	December 31, 2024
Revenues	$593.2	$553.5
Cost of goods sold	332.5	316.8
Impairment charges	3.6	—
Restructuring charges - cost of goods sold	0.8	1.9
Gross profit	256.3	234.8
Research and development expenses	40.2	39.5
Selling and administrative expenses	142.8	142.0
Restructuring charges	3.0	1.5
Operating expenses	186.0	183.0
Operating earnings	70.3	51.8
Interest expense, net	9.3	16.3
Dividend income	(6.2)	—
Other expense, net	3.2	0.8
Earnings before income taxes and discontinued operations	64.0	34.7
Provision for income taxes	13.1	11.3
Earnings from continuing operations	50.9	23.4
Loss from discontinued operations, net	(6.7)	(261.2)
Net earnings (loss)	$44.2	$(237.8)

Earnings per share from continuing operations:
Basic	$0.59	$0.26
Diluted	$0.58	$0.26

Loss per share from discontinued operations:
Basic	$(0.08)	$(2.93)
Diluted	$(0.08)	$(2.90)

Net earnings (loss) per share:
Basic	$0.51	$(2.67)
Diluted	$0.50	$(2.64)

Weighted-average common shares outstanding:
Basic	86.4	88.9
Diluted	88.0	90.1

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross profit	$72.5	$69.9	$60.9	$256.3	$234.8
Gross profit as % of revenues	44.7%	45.7%	42.7%	43.2%	42.4%
Stock-based compensation expense	0.4	0.3	0.4	1.5	1.5
Impairment charges	—	—	—	3.6	—
Restructuring charges	0.1	0.2	0.5	0.8	1.9
Production transfer costs (2)	0.7	0.6	1.0	1.6	3.8
Acquisition-related costs (3)	—	—	0.1	—	2.3
Transition services credit (4)	(0.2)	(0.3)	—	(0.9)	—
Other (5)	—	—	—	0.8	1.1
Non-GAAP gross profit	$73.5	$70.7	$62.9	$263.7	$245.4
Non-GAAP gross profit as % of revenues	45.3%	46.2%	44.1%	44.5%	44.3%
Research and development expenses	$10.5	$10.0	$10.3	$40.2	$39.5
Stock-based compensation expense	(0.7)	(0.7)	(0.8)	(3.3)	(2.4)
Intangibles amortization expense	(0.7)	(0.6)	(0.6)	(2.5)	(2.4)
Acquisition-related costs (3)	—	—	(0.1)	—	(0.6)
Transition services credit (4)	—	—	—	0.1	—
Other (5)	0.2	0.1	—	0.4	—
Non-GAAP research and development expenses	$9.3	$8.8	$8.8	$34.9	$34.1
Selling and administrative expenses	$35.7	$34.0	$35.2	$142.8	$142.0
Stock-based compensation expense	(4.9)	(4.9)	(4.2)	(23.6)	(18.3)
Intangibles amortization expense	(3.4)	(3.4)	(3.6)	(13.7)	(14.6)
Production transfer costs (2)	—	—	(0.2)	(0.1)	(0.4)
Acquisition-related costs (3)	(0.2)	0.1	(0.7)	(0.8)	(5.5)
Transition services credit (4)	0.1	0.2	—	1.0	—
Other (5)	—	—	(0.9)	0.2	(1.4)
Non-GAAP selling and administrative expenses	$27.3	$26.0	$25.6	$105.8	$101.8
Operating expenses	$46.7	$44.1	$45.5	$186.0	$183.0
Stock-based compensation expense	(5.6)	(5.6)	(5.0)	(26.9)	(20.7)
Intangibles amortization expense	(4.1)	(4.0)	(4.2)	(16.2)	(17.0)
Restructuring charges	(0.5)	(0.1)	—	(3.0)	(1.5)
Production transfer costs (2)	—	—	(0.2)	(0.1)	(0.4)
Acquisition-related costs (3)	(0.2)	0.1	(0.8)	(0.8)	(6.1)
Transition services credit (4)	0.1	0.2	—	1.1	—
Other (5)	0.2	0.1	(0.9)	0.6	(1.4)
Non-GAAP operating expenses	$36.6	$34.8	$34.4	$140.7	$135.9
Net earnings from continuing operations	$25.5	$18.0	$10.4	$50.9	$23.4
Interest expense, net	1.8	2.3	3.4	9.3	16.3
Provision for income taxes	4.1	4.3	3.3	13.1	11.3
Earnings from continuing operations before interest and income taxes	31.4	24.6	17.1	73.3	51.0
Earnings from continuing operations before interest and income taxes as % of revenues	19.4%	16.1%	12.0%	12.4%	9.2%
Stock-based compensation expense	6.0	5.9	5.4	28.4	22.2
Intangibles amortization expense	4.1	4.0	4.2	16.2	17.0
Impairment charges	—	—	—	3.6	—
Restructuring charges	0.6	0.3	0.5	3.8	3.4
Production transfer costs (2)	0.7	0.6	1.2	1.7	4.2
Acquisition-related costs (3)	0.2	(0.1)	0.9	0.8	8.4
Transition services credit (4)	(0.3)	(0.5)	—	(2.0)	—
Dividend income (6)	(6.2)	—	—	(6.2)	—
Other (5)	(0.3)	(0.3)	0.1	0.5	1.7
Adjusted earnings from continuing operations before interest and income taxes	$36.2	$34.5	$29.4	$120.1	$107.9
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	22.3%	22.6%	20.6%	20.2%	19.5%
Net earnings from continuing operations	25.5	18.0	10.4	50.9	23.4
Interest expense, net	1.8	2.3	3.4	9.3	16.3
Provision for income taxes	4.1	4.3	3.3	13.1	11.3
Earnings from continuing operations before interest and income taxes	31.4	24.6	17.1	73.3	51.0
Non-GAAP reconciling adjustments (7)	4.8	9.9	12.3	46.8	56.9
Depreciation expense	5.1	5.0	5.3	20.1	20.6
Adjusted earnings from continuing operations before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	41.3	39.5	34.7	140.2	128.5
Adjusted EBITDA as a % of revenues	25.5%	25.8%	24.4%	23.6%	23.2%

	Quarter Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Provision for income taxes	$4.1	$4.3	$3.3	$13.1	$11.3
Income tax effects of non-GAAP reconciling adjustments (8)	(1.1)	(1.0)	(1.6)	—	(3.6)
Non-GAAP provision for income taxes	$3.0	$3.3	$1.7	$13.1	$7.7

Net earnings from continuing operations	$25.5	$18.0	$10.4	$50.9	$23.4
Non-GAAP reconciling adjustments (7)	4.8	9.9	12.3	46.8	56.9
Income tax effects of non-GAAP reconciling adjustments (8)	(1.1)	(1.0)	(1.6)	—	(3.6)
Non-GAAP net earnings	$31.4	$28.9	$24.3	$97.7	$83.9

Diluted earnings per share from continuing operations	$0.29	$0.21	$0.12	$0.58	$0.26
Earnings per share non-GAAP reconciling adjustment (7) (8) (9)	0.07	0.12	0.15	0.53	0.66
Non-GAAP diluted earnings per share (9)	$0.36	$0.33	$0.27	$1.11	$0.92

Diluted average shares outstanding	87.5	87.3	89.4	88.0	90.1
Non-GAAP adjustment (9) (10)	(0.3)	0.6	1.1	0.4	1.3
Non-GAAP diluted average shares outstanding (9) (10)	87.2	87.9	90.5	88.4	91.4
Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    Production transfer costs represent duplicate costs incurred to migrate manufacturing to existing facilities.
(3)    These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(4)    Transition services represent amounts charged to Syntiant in connection with post-closing transition and separation costs.
(5)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects and foreign currency exchange rate impacts on restructuring balances.
(6)    During the fourth quarter of 2025, the Company recorded a non-cash dividend on the Syntiant investment in the form of additional Series D-2 shares with a value of $6.2 million.
(7)    The non-GAAP reconciling adjustments include stock-based compensation expense, intangibles amortization expense, impairment charges, restructuring charges, production transfer costs, acquisition-related costs, and other expenses, partially offset by dividend income and a credit to transition services.
(8)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(9)    In the third quarter of 2025, the Company modified its calculation method of non-GAAP diluted average shares outstanding to exclude the potential dilution impact from performance share units ("PSUs") as these equity awards have not yet been earned. Our PSUs are market-based awards and have fluctuated based on the Company's total shareholder return performance relative to the Russell 2000 during the measurement period. The calculation methodology change in non-GAAP diluted average shares outstanding increased non-GAAP diluted earnings per share by $0.01 for the year ended December 31, 2024.
(10)    The number of shares used in the diluted average shares outstanding calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP diluted average shares outstanding also excludes the impact of certain equity awards that are not yet earned.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$54.2	$130.1
Receivables, net of allowances of $0.0 and $0.1	102.8	105.0
Inventories	124.6	118.0
Prepaid and other current assets	9.8	8.3
Total current assets	291.4	361.4
Property, plant, and equipment, net	140.2	130.1
Goodwill	270.3	269.8
Intangible assets, net	141.1	157.4
Operating lease right-of-use assets	19.1	8.6
Investment in affiliate	83.4	77.2
Other assets and deferred charges	105.6	113.7
Total assets	$1,051.1	$1,118.2

Current liabilities:
Current maturities of long-term debt	$—	$68.5
Accounts payable	42.9	58.5
Accrued compensation and employee benefits	29.7	29.4
Operating lease liabilities	4.1	3.9
Other accrued expenses	28.2	33.6
Federal and other taxes on income	1.0	3.7
Total current liabilities	105.9	197.6
Long-term debt	114.0	134.0
Deferred income taxes	1.1	1.1
Long-term operating lease liabilities	16.1	5.8
Other liabilities	38.2	23.7
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 99,651,892 and 84,887,498 shares issued and outstanding at December 31, 2025, respectively, and 98,551,188 and 87,358,659 shares issued and outstanding at December 31, 2024, respectively	1.0	1.0
Treasury stock - at cost; 14,764,394 and 11,192,529 shares at December 31, 2025 and 2024, respectively	(270.7)	(205.2)
Additional paid-in capital	1,739.6	1,711.9
Accumulated deficit	(569.4)	(613.6)
Accumulated other comprehensive loss	(124.7)	(138.1)
Total stockholders' equity	775.8	756.0
Total liabilities and stockholders' equity	$1,051.1	$1,118.2

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2025	2024
Operating Activities
Net earnings (loss)	$44.2	$(237.8)
Adjustments to reconcile net earnings (loss) to cash from operating activities:
Goodwill impairment	—	262.5
Depreciation and amortization	36.3	50.3
Stock-based compensation	28.4	22.8
Non-cash interest expense and amortization of debt issuance costs	4.8	8.1
Impairment charges on fixed assets	3.6	—
Loss (gain) on sale of business	2.8	(6.8)
Gain on sale of fixed assets	0.1	(1.1)
Deferred income taxes	8.9	9.5
Non-cash restructuring charges	—	0.7
Dividend income	(6.2)	—
Gain on sale of technology	—	(7.2)
Other, net	8.8	1.8
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	1.1	4.0
Inventories	(5.1)	1.6
Prepaid and other current assets	(0.7)	1.4
Accounts payable	(18.0)	25.0
Accrued compensation and employee benefits	(0.2)	3.5
Other accrued expenses	(6.2)	(3.0)
Accrued taxes	(2.3)	1.6
Other non-current assets and non-current liabilities	13.7	(6.8)
Net cash provided by operating activities	114.0	130.1

Investing Activities
Proceeds from the sale of business	—	58.0
Payment to finance seller loan	—	(6.4)
Proceeds from the sale of technology	—	7.2
Proceeds from seller loan repayment	0.5	—
Capital expenditures	(32.1)	(13.6)
Purchase of investments	(1.6)	(0.5)
Proceeds from the sale of investments	1.6	0.5
Net cash (used in) provided by investing activities	(31.6)	45.2

Financing Activities
Payments under revolving credit facility	(55.0)	(166.0)
Payments under Seller Note	(72.7)	(50.0)
Borrowings under revolving credit facility	35.0	140.0
Repurchase of common stock	(65.0)	(53.7)
Proceeds from the exercise of stock options	6.7	5.8
Tax on restricted and performance stock unit vesting and stock option exercises	(7.4)	(6.6)
Payments of finance lease obligations	(0.5)	(1.5)
Net cash used in financing activities	(158.9)	(132.0)

Effect of exchange rate changes on cash and cash equivalents	0.6	(0.5)

Net (decrease) increase in cash and cash equivalents	(75.9)	42.8
Cash and cash equivalents at beginning of period	130.1	87.3
Cash and cash equivalents at end of period	$54.2	$130.1

KNOWLES CORPORATION
RECONCILIATION OF GAAP CASH FLOW MEASURES TO NON-GAAP CASH FLOW MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$47.2	$29.1	$35.1	$114.0	$130.1
Amounts utilized in (provided by) in discontinued operations	1.3	1.9	(2.3)	32.5	(24.4)
Non-GAAP net cash attributable to continuing operations	48.5	31.0	32.8	146.5	105.7

Capital expenditures	(15.3)	(7.7)	(3.3)	(32.1)	(13.6)
Amounts attributable to discontinued operations	—	—	0.8	—	1.7
Non-GAAP capital expenditures attributable to continuing operations	(15.3)	(7.7)	(2.5)	(32.1)	(11.9)

Non-GAAP net cash attributable to continuing operations	48.5	31.0	32.8	146.5	105.7
Non-GAAP capital expenditures attributable to continuing operations	(15.3)	(7.7)	(2.5)	(32.1)	(11.9)
Adjusted free cash flow	$33.2	$23.3	$30.3	$114.4	$93.8
Adjusted free cash flow as a % of revenues	20.5%	15.2%	21.3%	19.3%	16.9%

(1)    In addition to measuring cash flow generation based on the operating, investing, and financing classifications included in the Consolidated Statement of Cash Flows, Knowles also measures adjusted free cash flow and adjusted free cash flow as a percentage of revenues. Adjusted free cash flow is defined as non-GAAP net cash attributable to continuing operations less non-GAAP capital expenditures attributable to continuing operations. Non-GAAP net cash attributable to continuing operations is defined as net cash provided by operating activities less amounts utilized in or provided by discontinued operations. Non-GAAP capital expenditures attributable to continuing operations is defined as capital expenditures less amounts attributable to discontinued operations. Knowles believes these measures are helpful in measuring its cash generated from its continuing operations that is available to repay debt, fund acquisitions, and repurchase Knowles common stock. Adjusted free cash flow and adjusted free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, adjusted free cash flow and adjusted free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.